Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT dated as of the last date on the signature page (the “Effective Date”), to the Amended and Restated Custody Agreement, dated as of December 22, 2021, as amended (the “Agreement”), is entered by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).
RECITALS

    WHEREAS, the parties have entered into the Agreement;

    WHEREAS, the parties desire to update the fund list to add Pzena International Value ETF and Pzena U.S. Large Cap Value ETF to the Agreement for Pzena Investment Management, LLC; and

    WHEREAS, the parties desire to amend the fee schedule to the Agreement to update the fee schedule to include the ETF fee schedule for Pzena Investment Management, LLC;

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.    The Exhibit for Pzena Investment Management, LLC in the Agreement is hereby superseded and replaced with the Exhibit for Pzena Investment Management, LLC attached hereto.
2.    As of the Effective Date, the fees listed in the Agreement are hereby superseded and replaced with the fees for Pzena Investment Management, LLC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Jeffrey T. Rauman	By: /s/ Gregory Farley
Name: Jeff Rauman	Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: March 12, 2026	Date: 3/12/2026

ADVISOR SERIES TRUST
Custody Agreement
Exhibit for Pzena Investment Management, LLC

Name of Series                          Date Added
Pzena Mid Cap Value Fund                         On or after March 20, 2014
Pzena Emerging Markets Value Fund                    On or after March 20, 2014
Pzena Small Cap Value Fund      On or after March 9, 2016
Pzena International Small Cap Value Fund                On or after June 14, 2018
Pzena International Value Fund                        On or after June 10, 2021
Pzena International Value ETF                        On or after March 12, 2026
Pzena U.S. Large Cap Value ETF                    On or after March 12, 2026

Fees Applicable to Mutual Funds

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at August 1, 2024

Annual Fee Based Upon Market Value Per Fund*
0.50 basis point on average daily market value
Minimum annual fee per fund - $__
Plus portfolio transaction fees

Portfolio Transaction Fees
$__ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$__ /U.S. Bank repo agreement transaction
$__ /short sale
$__ /option/future contract written, exercised or expired
$__ /mutual fund trade/Fed wire/margin variation Fed wire
$__ /physical transaction
$__ /segregated account per year

    A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
    No charge for the initial conversion free receipt.
    Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at August 1, 2024

Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee
Argentina	All	__	$__	Hong Kong	All	__	$__	Peru	All	__	$__
Australia	All	__	$__	Hungary	All	__	$__	Philippines	All	__	$__
Austria	All	__	$__	Iceland	All	__	$__	Poland	All	__	$__
Bahrain	All	__	$__	India	All	__	$__	Portugal	All	__	$__
Bangladesh	All	__	$__	Indonesia	All	__	$__	Qatar	All	__	$__
Belgium	All	__	$__	Ireland	All	__	$__	Romania	All	__	$__
Bermuda	All	__	$__	Israel	All	__	$__	Russia	Equities	__	$__
Botswana	All	__	$__	Italy	All	__	$__	Russia	MINFINs	__	$__
Brazil	All	__	$__	Jamaica*	All	__	$__	Serbia*	All	__	$__
Bulgaria	All	__	$__	Japan	All	__	$__	Singapore	All	__	$__
Canada	All	__	$__	Jordan	All	__	$__	Slovakia	All	__	$__
Cayman Islands*	All	__	$__	Kazakhstan	All	__	$__	Slovenia	All	__	$__
Channel Islands*	All	__	$__	Kenya	All	__	$__	South Africa	All	__	$__
Chile	All	__	$__	Latvia	Equities	__	$__	South Korea	All	__	$__
China ”A” Shares	All	__	$__	Latvia	Bonds	__	$__	Spain	All	__	$__
China (B Shares)	All	__	$__	Lebanon	All	__	$__	Sri Lanka	All	__	$__
Colombia	All	__	$__	Lithuania	All	__	$__	Swaziland	All	__	$__
Costa Rica	All	__	$__	Luxembourg	All	__	$__	Sweden	All	__	$__
Croatia	All	__	$__	Malaysia	All	__	$__	Switzerland	All	__	$__
Cyprus*	All	__	$__	Malta	All	__	$__	Taiwan	All	__	$__
Czech Republic	All	__	$__	Mauritius	All	__	$__	Thailand	All	__	$__
Denmark	All	__	$__	Mexico	All	__	$__	Trinidad & Tobago*	All	__	$__
Ecuador	All	__	$__	Morocco	All	__	$__	Tunisia	All	__	$__
Egypt	All	__	$__	Namibia	All	__	$__	Turkey	All	__	$__
Estonia	All	__	$__	Netherlands	All	__	$__	UAE	All	__	$__
Euromarkets**	All	__	$__	New Zealand	All	__	$__	Ukraine	All	__	$__
Finland	All	__	$__	Nigeria	All	__	$__	United Kingdom	All	__	$__
France	All	__	$__	Norway	All	__	$__	Uruguay	All	__	$__
Germany	All	__	$__	Oman	All	__	$__	Venezuela	All	__	$__
Ghana	All	__	$__	Pakistan	All	__	$__	Vietnam*	All	__	$__
Greece	All	__	$__	Palestinian Autonomous Area*	All	__	$__	Zambia	All	__	$__
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market value: <$_ : _ bp; >$_ and <$_: _ bps; >$_: _ bps.
Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
    1-25 foreign securities: $__
    26-50 foreign securities: $__
    Over 50 foreign securities: $__
    Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
    For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
    3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
    Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
    A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
    SWIFT reporting and message fees.

Fees Applicable to ETF Funds

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where Pzena Investment Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1                Basis Points on Trust AUM1
$__                            All Assets     __ bp

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

1 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$__ – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$__ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$__ – Option/SWAPS/future contract written, exercised or expired
$__ – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$__ – Physical security transaction
$__ – Check disbursement (waived if U.S. Bank is Administrator)
$__ Manual instructions fee. (Additional Per Securities and Cash Transactions)
$__ Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$__ Per Non-USD wire.
$__ Per 3rd party FX settled at U.S. Bank
$__ Monthly charge on zero valued securities (Per ISIN)
$__ Per Proxy Vote cast.
$__ Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$__ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – __% of gross proceeds, $__ minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$__ per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus __%, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $__ per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
    Global Filing: $__ per annum
    U.S. Domestic Filing: $__ per annum (Only ADRs)
    3rd Party Tax Service Provider: $__ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	__	$__	Hong Kong	__	$__	Poland	__	$__
Australia	__	$__	Hungary	__	$__	Portugal	__	$__
Austria	__	$__	Iceland	__	$__	Qatar	__	$__
Bahrain	__	$__	India	__	$__	Romania	__	$__
Bangladesh	__	$__	Indonesia	__	$__	Russia	__	$__
Belgium	__	$__	Ireland	__	$__	Saudi Arabia	__	$__
Bermuda	__	$__	Israel	__	$__	Serbia	__	$__
Botswana	__	$__	Italy	__	$__	Singapore	__	$__
Brazil	__	$__	Japan	__	$__	Slovakia	__	$__
Bulgaria	__	$__	Jordan	__	$__	Slovenia	__	$__
Canada	__	$__	Kenya	__	$__	South Africa	__	$__
Chile	__	$__	Kuwait	__	$__	South Korea	__	$__
China Connect	__	$__	Latvia	__	$__	Spain	__	$__
China (B Shares)	__	$__	Lithuania	__	$__	Sri Lanka	__	$__
Colombia	__	$__	Luxembourg	__	$__	Sweden	__	$__
Costa Rica	__	$__	Malaysia	__	$__	Switzerland	__	$__
Croatia	__	$__	Malta	__	$__	Taiwan	__	$__
Cyprus	__	$__	Mauritius	__	$__	Tanzania	__	$__
Czech Republic	__	$__	Mexico	__	$__	Thailand	__	$__
Denmark	__	$__	Morocco	__	$__	Tunisia	__	$__
Egypt	__	$__	Namibia	__	$__	Turkey	__	$__
Estonia	__	$__	Netherlands	__	$__	UAE	__	$__
Euroclear (Eurobonds)	__	$__	New Zealand	__	$__	Uganda	__	$__
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	__	$__	Ukraine	__	$__
Finland	__	$__	Norway	__	$__	United Kingdom	__	$__
France	__	$__	Oman	__	$__	Uruguay	__	$__
Germany	__	$__	Pakistan	__	$__	Vietnam	__	$__
Ghana	__	$__	Panama	__	$__	West African Economic Monetary Union (WAEMU)*	__	$__
Greece	__	$__	Peru	__	$__	Zambia	__	$__
			Philippines	__	$__	Zimbabwe	__	$__
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Advisor’s signature below acknowledges approval of the above fee schedule.

Pzena Investment Management, LLC

By: /s/ Allison Fisch
Name: Allison Fisch
Title: Principal, President and Portfolio Manager
Date: March 12, 2026